Exhibit 5.1

WILLKIE FARR & GALLAGHER LLP
787 Seventh Avenue
New York, NY 10019-6099

November 13, 2023

Innoviva, Inc.
1350 Old Bayshore Highway, Suite 400

Burlingame, California 94010

Re: Registration Statement on Form S-8

Ladies and Gentlemen:

We have acted as counsel to Innoviva, Inc., a Delaware corporation (the “Company”), with respect to the Company’s Registration Statement on Form S-8 (the “Registration Statement”) to be filed by the Company with the Securities and Exchange Commission on or about the date hereof. The Registration Statement relates to the registration under the Securities Act of 1933, as amended (the “Act”), by the Company of 2,500,000 shares of Common Stock, par value $0.01 per share, of the Company (the “Common Stock”), which may be issued under the Innoviva, Inc. 2023 Employee Stock Purchase Plan (the “2023 ESPP”).

We have examined, among other things, originals and/or copies (certified or otherwise identified to our satisfaction) of such documents, papers, statutes, and authorities as we have deemed necessary to form a basis for the opinion hereinafter expressed. In our examination, we have assumed the genuineness of all signatures and the conformity to original documents of all copies submitted to us. As to various questions of fact material to our opinion, we have relied on statements and certificates of officers and representatives of the Company.

Based on the foregoing, we are of the opinion that, when the Registration Statement becomes effective under the Act, the Common Stock to be issued by the Company under the 2023 ESPP, when duly issued and delivered pursuant to the terms of the 2023 ESPP, will be legally issued, fully paid, and non-assessable.

This opinion is limited to the General Corporation Law of the State of Delaware, and we express no opinion with respect to the laws of any other jurisdiction or any other laws of the State of Delaware.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act.

Very truly yours,

/s/ Willkie Farr & Gallagher LLP